Exhibit 99.1

FOR IMMEDIATE RELEASE

COMMSCOPE TO ACQUIRE ANDREW FOR $2.6 BILLION

Expands CommScope’s Global Leadership in Infrastructure Solutions for
Communications Networks

Expected to be Accretive to CommScope’s Cash Earnings per Share,
Excluding Special Items, in First Full Year after Closing

HICKORY, N.C., and WESTCHESTER, Ill., June 27, 2007 – CommScope, Inc. (NYSE: CTV) and Andrew Corporation (NASDAQ: ANDW) today announced that the companies have entered into a definitive agreement, unanimously approved by their respective Boards of Directors, under which CommScope will acquire all of the outstanding shares of Andrew for $15.00 per share, at least 90 percent in cash, creating a global leader in infrastructure solutions for communications networks.

The transaction, which is valued at approximately $2.6 billion, is expected to be accretive to CommScope’s cash earnings per share, excluding special items, in the first full year after closing.  The $15.00 per share purchase price represents a premium of approximately 13 percent over Andrew’s average closing share price for the last 30 trading days, a 21 percent premium over Andrew’s average closing share price for the last 60 trading days, and a 16 percent premium over the closing price of Andrew’s common stock on Tuesday, June 26, 2007, the last trading day prior to this announcement.

Key Strategic Benefits of the Transaction

The combined company will be a global leader in infrastructure solutions for communications networks, including structured cabling solutions for the business enterprise; broadband cable and apparatus for cable television applications; and antenna and cable products, base station subsystems, coverage and capacity systems, and network solutions for wireless applications. The combination of the companies’ respective operations is expected to result in meaningful operating, cost and sales synergies, and other important benefits to shareholders, customers and employees, including:

•                  Building upon complementary global product offerings that will provide customers with a broader array of infrastructure solutions for video, voice, data and mobility;

•                  Expanding global distribution and manufacturing capabilities;

•                  Enhancing growth opportunities by combining marquee brands, innovative technologies, and global service models;

•                  Strengthening industry-leading R&D and intellectual property portfolio;

•                  Affording scale in procurement, logistics and manufacturing in an increasingly competitive market;

•                  Diversifying top-tier customer base; and

•                  Providing greater opportunities for employees as part of a larger, more diversified global corporation.

Based on CommScope’s and Andrew’s results for fiscal year 2006, on a pro forma basis, the combined companies would have had sales of approximately $3.8 billion comprised of approximately 35 percent in wireless antenna and cable products; 29 percent in carrier and network solutions; 21 percent in enterprise products; and 15 percent in broadband/cable television solutions.  The combined companies’ revenues on a geographic basis would have been approximately 57 percent in North America; 24 percent in Europe, the Middle East and Africa; 12 percent in Asia/Pacific Rim; and 7 percent in Latin America.  The combined company will have more than 2,200 global patents and pending patent applications and approximately 16,000 employees serving more than 130 countries.

“We are pleased to have reached this agreement with Andrew, which we believe is extremely beneficial to the shareholders of both companies,” said Frank M. Drendel, Chairman and Chief Executive Officer of CommScope.  “By combining CommScope and Andrew, we are enhancing CommScope’s position as a worldwide leader in ‘last mile’ solutions.  Combining our innovative technologies, premier brands and a top-tier customer base, we will expand our global service model and create an enhanced offering of communications infrastructure solutions that addresses a broader spectrum of customer needs.  With the acquisition of Andrew, we are advancing CommScope’s stated global strategy and creating important cost reduction and growth opportunities that we believe will drive increased shareholder value.”

Mr. Drendel continued, “We are also pleased to welcome Andrew’s talented and dedicated employees to the CommScope team. We intend to invest in the combined business for profitable growth, and the employees of both companies will be important to our continued success.  CommScope is a proven and successful integrator of strategic transactions and we expect to begin realizing the benefits of this combination immediately after the transaction closes and enjoy them fully over the next few years.”

“We believe that the combination of Andrew and CommScope creates a strong company with long-term advantages for our customers and employees,” said Ralph Faison, President and Chief Executive Officer of Andrew Corporation. “Our two companies fit together strategically with leading complementary product offerings and geographical strengths.  This transaction provides our shareholders with a significant cash premium and offers our global employees an even more promising future as part of a larger and more diversified company.  We are excited to unite the strengths of Andrew and CommScope and further expand our range of services to the benefit of our many customers around the world.”

Cost Savings and Revenue Synergies

Given CommScope’s track record of successfully integrating acquisitions, manufacturing discipline and commitment to operational excellence, the combined company expects to generate substantial annual pretax cost savings, excluding one-time transition items, of approximately $90 million to $100 million in the second full year after completion of the transaction, of which approximately $50 million to $60 million are expected to be achieved in the first full year after completion.  The cost savings are expected to come from a combination of procurement savings, rationalization of duplicate locations, streamlining overhead and integration of infrastructure, and building upon best practices in technology and manufacturing.  No assurance can be given that these cost savings can be achieved in the amounts or during the periods predicted.  Transition cash costs are expected to total approximately $70 million to $80 million in the first two years after completion.

CommScope has also identified potential revenue synergies, including expected benefits from the combination of Andrew’s industry-leading in-building wireless products with CommScope’s global leadership in the Enterprise market.  In addition, CommScope sees the potential to increase sales of its integrated cabinet solutions through Andrew’s leading global channel to wireless carriers as well as opportunities to expand broadband connectivity product offerings.

Following the close of the transaction, Andrew will become a wholly-owned subsidiary of CommScope.  Frank Drendel will remain Chairman and CEO of CommScope, and CommScope will retain its global headquarters in Hickory, North Carolina.  The combined company also plans to maintain its Chicago-area presence, exemplified by building upon Andrew’s state-of-the-art manufacturing and office facility in Joliet, Illinois.

Terms, Financing and Capital Structure

Under the terms of the agreement, each share of Andrew common stock will be converted into $15.00, comprised of $13.50 per share in cash and an additional $1.50 per share in either cash, CommScope common stock, or a combination of cash and CommScope common stock totaling $1.50 per share, at CommScope’s option.

If CommScope determines to pay the $1.50 portion of the purchase price entirely in CommScope common stock, each share of Andrew common stock would be converted into $13.50 in cash, plus a fraction of a share of CommScope common stock equal to $1.50 divided by the volume weighted average of the closing sale price of CommScope common stock over the ten consecutive trading days ending two trading days prior to the closing date of the merger.

The total transaction value is approximately $2.6 billion, based on Andrew’s estimated 176 million shares outstanding on a fully diluted basis, which includes shares associated with Andrew’s existing convertible notes.

CommScope expects to fund the cash portion of the purchase price through a combination of new credit facilities and available cash on hand.  CommScope has obtained customary fully underwritten debt financing commitment letters from Bank of America and Wachovia Bank, N.A. (and their respective affiliates).

Following completion of the transaction, CommScope plans to reduce leverage by continuing to grow its historically strong cash flow, improving the combined company’s operational performance, and by identifying and selectively divesting non-core or underperforming assets during the first year after completion.  CommScope expects to grow its earnings per share through a combination of increased top-line performance, operational improvements and debt reduction.

Approvals and Timing

The companies expect to close the transaction by the end of 2007, subject to completion of customary closing conditions, including effectiveness of a registration statement on Form S-4, approval by Andrew’s shareholders, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any other applicable laws or regulations.  The transaction is not conditioned on receipt of financing by CommScope.

Advisors

Banc of America Securities LLC is acting as financial advisor to CommScope and Duff & Phelps LLC provided a fairness opinion to CommScope.  Fried, Frank, Harris, Shriver & Jacobson LLP, Baker & McKenzie LLP and Robinson, Bradshaw & Hinson, P.A. are acting as CommScope’s legal counsel.  Citi is acting as the primary financial advisor to Andrew, and Merrill Lynch provided a fairness opinion.  Mayer, Brown, Rowe & Maw LLP is acting as Andrew’s primary outside legal counsel.

Conference Call Information

CommScope and Andrew executives will discuss the transaction with analysts and investors on a conference call today at 10:00 a.m. ET (9:00 a.m. CT).  To participate in the conference call, please dial 1-888-802-8577 (U.S. dial-in) or +1-973-935-8754 (international dial-in). The conference ID number is: 8957647.  Please dial in 10-15 minutes before the start of the call to facilitate a timely connection.  A live webcast of the call will be available to all interested parties on CommScope’s and Andrew’s websites at www.commscope.com (under “Investor Relations”) and www.andrew.com (under “Investors”).  Accompanying slides will be available on CommScope’s and Andrew’s websites.

For those unable to listen to the live conference call, a telephone replay will be available at 1-877-519-4471 (U.S. dial-in) or +1-973-341-3080 (international dial-in). The conference ID number for the replay is: 8957647.  The telephone replay will be available beginning June 28, 2007 at 8:00 am ET through July 6, 2007 at 11:59 pm ET.

About CommScope

CommScope, Inc. (NYSE: CTV – www.commscope.com) is a world leader in infrastructure solutions for communication networks.  Through its SYSTIMAX® SolutionsTM and Uniprise® Solutions brands CommScope is the global leader in structured cabling systems for business enterprise applications. It is also the world’s largest manufacturer of coaxial cable for Hybrid Fiber Coaxial applications and one of the leading North American providers of environmentally secure cabinets for DSL and FTTN applications. Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with high-performance wired or wireless cabling solutions.

About Andrew

Andrew Corporation (NASDAQ: ANDW) designs, manufactures and delivers innovative and essential equipment and solutions for the global communications infrastructure market. The company serves operators and original equipment manufacturers from facilities in 35 countries. Andrew (www.andrew.com), headquartered in Westchester, Ill., is an S&P MidCap 400 company founded in 1937.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, the proposed business combination between CommScope and Andrew and the anticipated consequences and benefits of such transaction, and other financial and operational items relating to CommScope and Andrew. Statements made in the future tense, and statements using words such as “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” and “scheduled” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of CommScope or Andrew. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Relevant risks and uncertainties relating to the proposed transaction include, but are not limited to: the fact that Andrew may be required to write off a portion of the $412 million of Base Station Subsystems goodwill as a non-cash charge to earnings as reported in Andrew’s quarterly report on Form 10-Q for the period ended March 31, 2007; the risk that required regulatory review and approval may not be obtained in a timely manner, if at all; Andrew’s shareholders may not approve the proposed transaction; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration of Andrew’s operations with CommScope could be materially delayed or may be more costly or difficult than expected; the proposed transaction may not be consummated; legal proceedings may be commenced by or against CommScope or Andrew. Relevant risks and uncertainties generally applicable to CommScope and Andrew include, but are not limited to: changes in cost and availability of key raw materials and the ability to recover these costs from customers through price increases; customer demand for products and the ability to maintain existing business alliances with key customers or distributors; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand for products; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among customers; competitive pricing and acceptance of products; industry competition and the ability to retain customers through product innovation; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; successful ongoing operation of our vertical integration activities; ability to achieve expected sales, growth and earnings goals; costs of protecting or defending intellectual property; ability to obtain capital on commercially reasonable terms; regulatory changes affecting us or the industries we serve. For a more complete description of factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission (SEC), which are available on CommScope’s website or at www.sec.gov, and Andrew’s filings with the SEC, which are available on Andrew’s website or at www.sec.gov. In providing forward-looking statements, neither CommScope nor Andrew intends, and neither undertakes any duty or obligation, to update these statements as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, CommScope intends to file a registration statement with the SEC on Form S-4 and CommScope and Andrew expect to mail a proxy statement/prospectus to Andrew’s stockholders containing information about the merger.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.

The registration statement and the proxy statement/prospectus will contain important information about CommScope, Andrew, the merger, and related matters.  Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the SEC at www.sec.gov.  In addition to the registration statement and the proxy statement/prospectus, CommScope and Andrew file annual, quarterly, and special reports, proxy statements, and other information with the SEC.  Printed copies of these documents can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from either CommScope’s or Andrew’s Investor Relations Department:

Investor Relations	Investor Relations
CommScope, Inc.	Andrew Corporation
1100 CommScope Place, SE	3 Westbrook Corporate Center
P.O. Box 339	Suite 900
Hickory, North Carolina 28602 U.S.A.	Westchester, Illinois 60154 U.S.A.
Phone: 1-828-324-2200	Phone: 1-800-232-6767 or 1-708-236-6616
Fax: 1-828-982-1708	Fax: 1-708-492-3774
E-mail: investor.relations@commscope.com	E-mail: GlbWWW-Contact-InvestRelations@andrew.com

CommScope, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Andrew stockholders in connection with the proposed transaction.  Information about CommScope’s directors and executive officers and their ownership of CommScope common stock is set forth in the definitive proxy statement for CommScope’s 2007 annual meeting of stockholders, as filed by CommScope with the SEC on Schedule 14A on March 16, 2007.  Information about Andrew’s directors and executive officers and their ownership of Andrew common stock is set forth in the definitive proxy statement for Andrew’s 2007 annual meeting of stockholders, as filed by Andrew with the SEC on Schedule 14A on December 29, 2006.  Other information regarding the participants in the proxy solicitation will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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Contacts:

For CommScope	For Andrew

Investor Relations:	Investor Relations:
Phil Armstrong	Lisa Fortuna
Investor Relations & Corporate Communications	Director of Investor Relations
Telephone: +1 (828) 323-4848	Telephone: +1 (708) 236-6507
Email: phil.armstrong@commscope.com	Email: lisa.fortuna@andrew.com

Media Relations:	Media Relations:
Matthew Sherman / Jeremy Jacobs	Rick Aspan
Joele Frank, Wilkinson Brimmer Katcher	Director of Public Relations
Telephone: +1 (212) 355-4449	Telephone: +1 (708) 236-6568
Email: msherman@joelefrank.com/	Email: publicrelations@andrew.com
jjacobs@joelefrank.com